As filed with the Securities and Exchange Commission on May 24, 2010

Registration No. 333-88486

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 2
to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0320154
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

400 Birmingham Highway
Chattanooga, Tennessee	37419
(Address of Principal Executive Offices)	(Zip Code)

Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan
(Full title of the plan)

David R. Parker
Chairman, President, and Chief Executive Officer
Covenant Transportation Group, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419
(Name and address of agent for service)

(423) 821-1212
(Telephone number, including area code, of agent for service)
Copy to:
Mark A. Scudder, Esq. Scudder Law Firm, P.C., L.L.O. 411 South 13th Street, Suite 200 Lincoln, Nebraska 68508 (402) 435-3223

WITHDRAWAL OF REOFFER PROSPECTUS

Covenant Transportation Group, Inc., a Nevada corporation (formerly known as Covenant Transport, Inc., the "Company"), originally filed this registration statement with the Securities and Exchange Commission on May 16, 2002 (File No. 333-88486) ( the "Registration Statement"), in which the Company included a Reoffer Prospectus covering the resale of Class A common stock (issuable upon exercise of options or otherwise) to certain executives (the "Reoffer Prospectus").  Under the Reoffer Prospectus, 724,681 shares of the Company's Class A Common Stock were registered for offer and sale by certain of the selling stockholders named in the Registration Statement.  The Reoffer Prospectus originally included in the Registration Statement also applied to the offer and sale of securities of the Company registered on Form S-8 bearing File No.33-88686 filed January 20, 1995 and on Form S-8 bearing File No. 333-37356 filed May 18, 2000.

This Post-Effective Amendment is being filed solely for the purpose of withdrawing and removing the Reoffer Prospectus included in the Registration Statement relating to the resale of securities to be acquired by the selling stockholders named therein.  Except for the withdrawal of the Reoffer Prospectus, the Company is not amending the Registration Statement or any other registration statement to which the Reoffer Prospectus applied.  Upon filing of this Post-Effective Amendment, none of the selling stockholders named in the Registration Statement will be entitled to rely on the Reoffer Prospectus.

The Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan is the successor plan to the Covenant Transport, Inc. 2003 Incentive Stock Plan, which was the successor plan to the Covenant Transport, Inc. Incentive Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-88486) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 21, 2010.

COVENANT TRANSPORTATION GROUP, INC.

By:	/s/ David R. Parker
David R. Parker Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date
/s/ David R. Parker	May 21, 2010
David R. Parker Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer); Director

/s/ Richard B. Cribbs	May 21, 2010
Richard B. Cribbs Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William T. Alt	May 20, 2010
William T. Alt Director

/s/ Robert E. Bosworth	May 20, 2010
Robert E. Bosworth Director

/s/ Bradley A. Moline	May 21, 2010
Bradley A. Moline Director

/s/ Niel B. Nielson	May 20, 2010
Niel B. Nielson Director